CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference of our report dated December 16, 2011 on the consolidated financial statements of Ecology Coatings, Inc. and Subsidiary for the year ended September 30, 2011, included in this Form 10-K, into the Registration Statement on Form S-8 (File No. 333-91436) effective April 9, 2009.

/s/ UHY LLP
Farmington Hills, Michigan

December 16, 2011